FORM S-8

                      SECURITIES AND EXCHANGE COMMISSION

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           NUGGET EXPLORATION, INC.
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                (Name of issuer as specified in its charter)


                   Nevada                        33-0250943
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           (State of jurisdiction             (I.R.S. Employer
             of incorporation)               Identification No.)


                815 South Durbin Street, Casper, Wyoming 82601
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                   (Address of Principal Executive Offices)

                      NOVEMBER 1998 CONSULTANT AGREEMENTS
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                             (Full Title of Plan)

     David M. Jeffries, Esq., 220 S. Franklin Street, Tampa, Florida 33602
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                    (Name and Address of Agent for Service)

                                (813) 224-9255
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                    (Telephone Number of Agent for Service)


                        CALCULATION OF REGISTRATION FEE*

Title of        Amount to be      Proposed       Proposed       Amount of
each class      registered        maximum        maximum        registration
of                                offering       aggregate      fee
securities                        price per      offering
to be                             Share          price
registered
-----------     ------------     -----------    -----------     -------------

common          600,000          $5.50          $3,300,000      $917.40
stock, $$.01    shares
par value


       The approximate date of the proposed sale of the securities offered hereby is on or after the effective date of this Registration Statement.

*Computed on the basis of the average of the closing bid and asked price of the Company's common stock on December 3, 1998 in accordance with Rule 457(c) and (h).

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The documents containing the information specified in Part I, Items 1 and 2, will, to the extent relevant, be delivered to the Company's consultants in accordance with Form S-8 and Rule 428 under the Securities Act.

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Item 3.   Incorporation of Documents by Reference.

       Nugget Exploration, Inc. (the "Company") hereby incorporates by reference and makes a part hereof the documents described in (a) - (e) below, which documents have previously been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

       (a)  Annual Report on Form 10-KSB for the year ended May 31, 1998;

       (b)  Quarterly Report on Form 10-QSB for the year ended August 31,
            1998;

       (c)  Current Report on Form 8-K for events occurring on June 22, 1998;

       (d)  Current Report on Form 8-K for events occurring on June 27, 1998;
            and

       (e)  Current Report on Form 8-K for events occurring on October 19,
            1998.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered pursuant to this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of filing such documents.

       Item 4.   Description of Securities.

       Not applicable.

       Item 5.   Interests of Named Experts and Counsel.

       Not applicable.

       Item 6.   Indemnification of Directors and Officers.

       The Nevada General Corporation Law provides that the Company is required to indemnify its directors and officers against any reasonable expenses (including attorneys' fees) incurred by them in the defense of any
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action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they were made a party, or in defense of any claim, issue, or matter therein, by reason of the fact that they are or were a director or officer of the Company or, while a director or officer of the Company, are or were serving at the Company's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise unless it is ultimately determined by a court of competent jurisdiction that they failed to act in a manner they believed in good faith to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, had reasonable cause to believe their conduct was lawful. The Company will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the Company. The Company has not entered into any additional indemnification agreements with its directors and officers.

       Item 7.   Exemption from Registration Claimed.

       Not applicable

       Item 8.   Exhibits

       The following documents are made exhibits to this registration statement, each being listed in accordance with the correspondingly numbered items of Regulation S-B, Item 601:


Exhibit      Item 601        Description
              Number
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   A            5            Opinion of Bush Ross Gardner Warren & Rudy, P.A.

   B            10           Consulting Agreement between the Company and Ken
                             Kurtz

   C            10           Consulting Agreement between the Company and Matt
                             Dwyer

   D            23           Consent of Jones, Jensen & Company, LLC


       Item 9.   Undertakings.

            a.   Rule 415 Offering.

       The Company hereby undertakes:
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       1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             b. Filing incorporating subsequent Exchange Act documents by reference.

       The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             c. Request for acceleration of effective date or filing of Registration Statement on Form S-8.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
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       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durbin, State of Wyoming, on this 30 day of November, 1998.

                                     NUGGET EXPLORATION, INC.


                                     /s/   Tyson Schiff
                                     -----------------------------
                                     Tyson Schiff, President

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

December 3, 1998                     /s/   Tyson Schiff
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Date                                 Tyson Schiff, President, Secretary and
                                     Director

December 3, 1998                     /s/   Richard E. Houraney
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Date                                 Richard E. Houraney, Vice President and
                                     Director

December 3, 1998                     /s/   Brian Ortega
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Date                                 Brian Ortega, Director